 Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

November 17, 2021

Bullpen Parlay Acquisition Company
215 2nd St, Floor 3
San Francisco, CA 94105

Re:	Bullpen Parlay Acquisition Company – Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, being filed by Bullpen Parlay Acquisition Company, a Cayman Islands exempted company (the ”Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”).  The Registration Statement relates to the registration under the Securities Act of 23,000,000 units of the Company (including an aggregate of 3,000,000 units that may be sold by the Company pursuant to the exercise of the underwriter’s option to purchase units to cover overallotments under the Underwriting Agreement (as defined below)) (the “Units”), each Unit consisting of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Ordinary Shares”) and one-half of one redeemable warrant (the “Redeemable Warrants”).  The Units are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriter named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).  This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the form of the Underwriting Agreement; (iii) the specimen Unit certificate that is filed as Exhibit 4.1 to the Registration Statement; (iv) the specimen Redeemable Warrant certificate that is filed as Exhibit 4.3 to the Registration Statement; and (v) the form of Warrant Agreement to be entered into between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Bullpen Parlay Acquisition Company
November 17, 2021

Based on the foregoing, we are of the opinion that:

1.
The Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Units (and the Class A Shares and the Redeemable Warrants comprising the Units) as contemplated by the Registration Statement; and (iii) the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof and have been issued by the Company against payment of the agreed consideration therefor in accordance with the terms of the Underwriting Agreement as executed and delivered by the parties thereto.

2.
The Redeemable Warrants included in the Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Warrant Agreement shall have been duly authorized, executed and delivered by the Warrant Agent and duly executed and delivered by the Company; and (iii) the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers thereof and have been issued by the Company against payment of the agreed consideration therefor in accordance with the terms of the Underwriting Agreement as executed and delivered by the parties thereto.

In rendering the opinions in paragraphs 1 and 2 above, we have also assumed that: (i) the Company (a) is duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (c) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement and the Warrant Agreement; (ii) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Underwriting Agreement, the Warrant Agreement and the Units; (iii) the execution, delivery and performance of the Underwriting Agreement, Warrant Agreement or other applicable transaction documents to be executed by the Company have been or will be duly authorized by all necessary corporate action of the Company; (iv) neither the execution and delivery by the Company of the Underwriting Agreement and the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units: (a) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (b) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (c) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (d) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (d) with respect to the laws of the State of New York); and (v) neither the execution and delivery by the Company of the Underwriting Agreement and the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Bullpen Parlay Acquisition Company
November 17, 2021

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.  We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Sidley Austin LLP Sidley Austin LLP